UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 7, 2023

CANOO INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-38824 (Commission file number)	82-1476189 (I.R.S. employer identification number)

19951 Mariner Avenue, Torrance, California 90503
(Address of principal executive offices) (Zip Code)

(424) 271-2144

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	GOEV	The Nasdaq Global Select Market
Warrants, each whole warrant exercisable for one share of Common stock at an exercise price of $11.50 per share	GOEVW	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On April 7, 2023, Canoo, Inc. (“Canoo” or the “Company”) executed a ten year lease agreement with a five year renewal option (the “Canoo Lease”) for the leaseback of approximately 500,000 square feet of the vehicle manufacturing facility in Oklahoma City, Oklahoma (the “OKC Facility”) from I-40 OKC Partners LLC, a special purpose vehicle managed by entities affiliated with Mr. Tony Aquila, the Company’s Executive Chairman and Chief Executive Officer (“I-40 Partners”). The Company previously entered into that certain Purchase and Sale Agreement on November 9, 2022 (the “PSA”) to acquire the OKC Facility for $34.2 million from Terex USA, LLC (“Terex”) and, in connection with the Canoo Lease, the Company entered into an Assignment of Real Estate Purchase Agreement (“AREPA”) with I-40 Partners relating to the sale of the OKC Facility. The Canoo Lease includes a $6.7 million tenant improvement fund and a separate $1.6 million remediation fund for facility repairs. As required under the terms of the PSA, I-40 Partners leased the remaining approximately 150,000 square feet of the OKC Facility to Terex who will continue operating in a designated area within the OKC Facility (the “Terex Lease”). Upon termination or expiration of the Terex Lease, the Company shall lease the designated area within the OKC Facility allocated to the Terex Lease at the then-current rate provided under the Terex Lease. The Company also maintains an option to purchase the OKC Facility from I-40 Partners commencing in Year 3 of the Canoo Lease and ending prior to Year 4. Lease rates on the Canoo Lease will increase over its term, commencing at $7.11 per square foot in Year 1 of the lease and ending in Year 10 at $10.94.

The foregoing description of the Canoo Lease does not comport to be complete and is qualified in its entirety by reference to the Canoo Lease, filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Item 7.01.	Regulation FD.

On April 10, 2023, the Company issued a press release announcing the Canoo Lease. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 to this Current Report on Form 8-K, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Lease Agreement between I-40 OKC Partners LLC and Canoo Inc., dated April 7, 2023
99.1	Press Release dated April 10, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain exhibits and schedules to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 10, 2023	CANOO INC.

	By:	/s/ Hector Ruiz
	Name:	Hector Ruiz
	Title:	General Counsel and Corporate Secretary